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Exhibit 23.7

[MWH Americas Inc. Letterhead]

 CONSENT OF MWH AMERICAS INC.

        The undersigned, MWH Americas, Inc., hereby states as follows:

        Our firm assisted with the "Preliminary Assessment, Awak Mas Gold Project, Sulawesi, Indonesia" (the "Technical Report") for Vista Gold Corp. (the "Company"), portions of which are summarized in this Annual Report on Form 10-K for the year ended December 31, 2008 (the "Form 10-K").

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-136980 and 333-132975) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621, 333-134767 and 333-153019) of the Company of the summary information concerning the Technical Report, including the reference to our firm included with such information, as set forth above in the Form 10-K.

By:
Name: Title:

Date: March 11, 2009

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  Exhibit 23.7
[MWH Americas Inc. Letterhead]
CONSENT OF MWH AMERICAS INC.